Exhibit 10.1

DaVita Inc.

Director Compensation Philosophy and Plan

Philosophy

1.	To pay differentially higher compensation for higher levels of work, responsibility and performance.

2.	Compensation amount and structure that will attract highly competent candidates for Board service.

3.	Tie compensation to increases in long-term shareholder value (including by shifting some cash payments to stock).

4.	Vesting continues as long as the director continues to serve on the Board, but does not require continued service as committee chair.

Options

Each non-management board member shall be granted options or stock appreciation rights (as determined by the Board) to purchase 12,000 shares of Company stock per year of service on the Board, or the prorata equivalent for service of less than a year, granted on, and priced as of the close of market on, the date of the Company’s annual stockholder meeting, vesting 100% on the date of the Company’s next annual stockholder meeting, expiring five years after date of grant.

Each new member of the Board after the date hereof shall be granted options or stock appreciation rights (as determined by the Board) to purchase 15,000 shares of Company stock upon appointment to the Board, priced at the closing price on the grant date, vesting 25% per year beginning on the first anniversary of the grant date, expiring five years after the grant date.

Retainer

$24,000 per year paid quarterly in arrears, half in cash and half in deferred stock units that must be held for one year.

Board Meetings

$4,000 per in person meeting

$2,000 per telephonic meeting longer than 1 1/2 hours

Committee Meetings (Chair and Members)

$2,000 per in person meeting ($2,500 for Chairs of Clinical Performance Committee and Public Policy Committee/$1,500 for members of Clinical Performance Committee and Public Policy Committee).

$2,000 per telephonic meeting longer than 1 hour and for telephonic meetings of the Audit Committee related to quarterly earnings releases ($2,500 for Chairs of Clinical Performance Committee and Public Policy Committee/$1,500 for members of Clinical Performance Committee and Public Policy Committee).

No Committee meeting fees are earned for Nominating and Governance Committee meetings held on regular Board meeting dates.

Additional Retainer - Lead Independent Director and primary Committee Chairs (Audit, Compensation and Compliance)

$20,000 per year paid quarterly in arrears, half in cash and half in deferred stock units that must be held for one year, for the Chair of the Audit Committee, the Chair of the Compensation Committee and the Chair of the Compliance Committee.

$20,000 per year paid quarterly in arrears, half in cash and half in deferred stock units that must be held for one year, for the Lead Independent Director. If the Lead Independent Director also serves as the Chair of a primary Committee, the Lead Independent Director will receive a total additional retainer of $20,000, unless the Committee determines otherwise.

Additional Options - Lead Independent Director and primary Committee Chairs (Audit, Compensation and Compliance)

Each shall be granted options or stock appreciation rights (as determined by the Board) to purchase 6,000 shares of Company stock per year of service in these roles, or the prorata equivalent for service of less than a year, granted on, and priced as of the close of market on, the date of the Company’s annual stockholder meeting, vesting 100% on the date of the Company’s next annual stockholder meeting, expiring five years after the grant date. Vesting continues so long as the Director continues to serve on the Board (that is, does not require continued service as Lead Independent Director or Committee Chair). If the Lead Independent Director also serves as the Chair of a primary Committee, the Lead Independent Director will receive a total additional option grant or grant of stock appreciation rights (as determined by the Board) of 6,000 shares (not 12,000 shares), or the applicable prorata equivalent, unless the Committee determines otherwise.

Additional Deferred Stock Units - Lead Independent Director and primary Committee Chairs (Audit, Compensation and Compliance)

Each shall be granted 1,500 deferred stock units, or the prorata equivalent for service of less than a year, on the date of the Company’s annual stockholder meeting that must be held for one year. If the Lead Independent Director also serves as the Chair of a primary Committee, the Lead Independent Director will receive a total deferred stock units grant of 1,500 shares (not 3,000 shares) or the applicable prorata equivalent, unless the Committee determines otherwise.

Amended July 25, 2006

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